                                                                    EXHIBIT 99.2


                                  ODETICS, INC.
                         NOTICE OF GRANT OF STOCK OPTION



                 Notice is hereby given of the following option grant (the "Option") to purchase shares of the Class A Common Stock of Odetics, Inc. (the "Corporation"):

                Optionee:______________________________________________________

                Grant Date:____________________________________________________

                Vesting Commencement Date:_____________________________________

                Exercise Price:  $___________________________________ per share

                Number of Option Shares:________________________________ shares

                Expiration Date:_______________________________________________

                Type of Option:   ______ Incentive Stock Option
                                  _______Nonstatutory Stock Option

                 Exercise Schedule: The Option shall become exercisable for twenty five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in thirty-six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

                 Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Odetics, Inc. 1997 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

                 No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

                 Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED: ____________________________________, 199 ___


                                      ODETICS, INC.

                                      By:_____________________________________

                                      Title:__________________________________

                                      ________________________________________
                                      OPTIONEE

                                      Address:________________________________

                                      ________________________________________


ATTACHMENTS
EXHIBIT A - STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS



                                       2.

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS